Calculation of Filing Fee Tables
S-3
PureCycle Technologies, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.001 per share	Other	31,332,761	$ 15.2325	$ 477,276,281.93	0.0001531	$ 73,071.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 477,276,281.93		$ 73,071.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 73,071.00
Offering Note
[1]	Represents up to 31,332,761 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of PureCycle Technologies, Inc. (the "Registrant") issuable upon conversion of the Registrant's Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, that will be offered for resale by the selling stockholders pursuant to the prospectus supplement to which this exhibit is attached. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(c) under the Securities Act, the Proposed Maximum Offering Price Per Unit is calculated on the basis of the average of the high and low prices per share of the Common Stock as reported on The Nasdaq Capital Market on July 11, 2025.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $477,276,281.93. The prospectus is a final prospectus for the related offering.